Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of March 12, 2009, is entered into by and among Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), ViroChem Pharma Inc., a corporation incorporated under the laws of Canada (“ViroChem”), and each of the persons identified as a vendor on the signature pages hereto (each, a “ViroChem Vendor” and collectively, the “ViroChem Vendors”), in connection with the execution of that certain Share Purchase Agreement, dated as of the date hereof  (the “Purchase Agreement”) among the Company, ViroChem and the ViroChem Vendors.

As an inducement to the ViroChem Vendors to enter into the Purchase Agreement, the Company and ViroChem agree with the ViroChem Vendors, for the benefit of the Holders (as defined below), as follows:

1.                                                               Certain Definitions.

For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:

(a)          “Affiliate” has the meaning set forth in Rule 405 under the Securities Act, except where otherwise expressly provided.

(b)         “Agreement” means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.

(c)          “Business Day” means any day on which the NASDAQ Global Select Market, NASDAQ Global Market and NASDAQ Capital Market are open for trading.

(d)         “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

(e)          “Common Stock” means the common stock of the Company, par value $0.01 per share.

(f)            “Company” has the meaning specified in the first paragraph of this Agreement.

(g)         “Deferral Notice” has the meaning assigned thereto in Section 3(b).

(h)         “Deferral Period” has the meaning assigned thereto in Section 3(b)

(i)             “Effective Date” means the date on which the Shelf Registration Statement becomes effective.

(j)             “Effective Period” has the meaning assigned thereto in Section 2(c).

(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l)             “Holder” means each holder, from time to time, of Registrable Shares (including the ViroChem Vendors).

(m)       “Material Event” has the meaning assigned thereto in Section 3(a)(iv).

(n)         “Majority Holders” shall mean, on any date, holders of the majority of the Shares constituting Registrable Shares.

(o)         “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Shareholder Notice and Questionnaire attached as Schedule B hereto.

(p)         “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

(q)         “Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

(r)            “Prospectus” means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

(s)          “Purchase Agreement” has the meaning specified in the first paragraph of this Agreement.

(t)            “Registrable Shares” means the Shares until the earliest of (i) their effective registration under the Securities Act and the resale of all such Shares in accordance with the Shelf Registration Statement, (ii) the expiration of the holding period applicable to such Shares under Rule 144(b)(1), or (iii) the date on which all such Shares cease to be outstanding.

(u)         “Reference Share Price” shall have the meaning set forth in the Purchase Agreement.

(v)         “Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule as promulgated under the Securities Act.

(w)               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(x)                   “Shares” means the shares of Common Stock issued to the ViroChem Vendors pursuant to the Purchase Agreement, as listed on Schedule A.

(y)                 “Shelf Registration Statement” means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

(z)                   “ViroChem” has the meaning specified in the first paragraph of this Agreement.

(aa)            “ViroChem Vendors” has the meaning specified in the first paragraph of this Agreement.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.  Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

2.                                                               Registration Under the Securities Act.

(a)          The Company agrees to file under the Securities Act a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Shares, pursuant to Rule 415 of the Securities Act or any similar rule that may be adopted by the Commission.  The Company shall file the Shelf Registration Statement with the U.S. Securities Exchange Commission, and cause the Shelf Registration Statement to become effective, one (1) Business Day after the Closing Date (as defined in the Purchase Agreement) unless both (a) the cost of ViroChem, determined as of the Closing Date in accordance with U.S. generally accepted accounting principles (and after giving effect to any adjustment pursuant to Section 2.05(4) of the Purchase Agreement, would exceed, with respect to the Company, the condition of significance in the definition of significant subsidiary in Rule 1-02(w)(1) of Regulation S-X under the Securities Act at the 50% percent level, and (b) ViroChem has not delivered to the Company the Form 8-K Financial Statements (as defined in the Purchase Agreement) at least three (3) Business Days prior to Closing Date.  In the event that the Company does not file with the U.S. Securities Exchange Commission and cause the Shelf Registration Statement to become effective one (1) Business Day after the Closing Date, by reason of clauses (a) and (b) above, the Company and the ViroChem shall cooperate, at the expense of the Company, to cause the Form 8-K Financial Statements to be completed as promptly as practicable after the Closing Date and the Company shall file the Shelf Registration Statement, and cause the Shelf Registration Statement to become effective, no later than three (3) Business Days after completion of the Form 8-K Financial Statements. The registration statement will be filed by the Company pursuant to and in accordance with general instruction I.D of Form S-3 and will become effective automatically upon filing with the Commission.  In no event will the method(s) of distribution of the Registrable Shares take the form of an underwritten offering without the prior agreement of the Company.

(b)         The Company agrees to name as a selling shareholder in the Shelf Registration Statement, at the time of its effectiveness, each Holder from which the Company has received a Notice and Questionnaire, which is attached hereto as Schedule B, together with any other information the Company may reasonably request from such Notice Holder on or prior to the third (3rd) day before the Effective Date.

(c)                                  The Company agrees to use its reasonable best efforts to keep such Shelf Registration Statement continuously effective until each of the Registrable Shares ceases to be a Registrable Share, but in no event past the six (6) month anniversary of the Effective Date (the “Effective Period”).  None of the Company’s securityholders (other than Holders of Registrable Shares) shall have the right to include any of the Company’s securities in the Shelf Registration Statement.

(d)                                 The Company further agrees that it shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the Effective Date or the effective date of such amendment or supplement, as applicable, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Registrable Shares copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission; provided, however, that the Company shall have no obligation to deliver to Holders of Registrable Shares copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing filed electronically with the Commission or otherwise publicly available on the Company’s website.  If the Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Shares registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Shares), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(e)                                  Each Holder of Registrable Shares agrees that if such Holder wishes to sell Registrable Shares pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(e) and Section 3(b).  From and after the Effective Date, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered by a Holder, together with any other information the Company may reasonably request from such Holder, and in any event within fifteen (15) Business Days after such date,

(i)                                     if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling shareholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Shares in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

(ii)                                  provide such Holder copies of any documents filed pursuant to Section 2(e)(i); and

(iii)                               notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(e)(i);

provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(b).  Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling shareholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling shareholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e).

(f)                                    If a shelf registration statement covering each Notice Holder’s Registrable Shares is not filed with the Commission within the time frame specified in Section 2(a) above (a “Registration Default”), with respect to the first 60-day period immediately following the occurrence of the first Registration Default, the Company agrees to pay each Notice Holder in an amount equal to the product of .25% multiplied by the Reference Share Price, after giving effect to any adjustment pursuant to Section 2.05(4) of the Purchase Agreement, for each Registrable Share held by such Notice Holder for each day that a registration statement has not been filed.  The amount of the liquidated damages shall increase to an amount equal to the product of .5% multiplied by the Reference Share Price, after giving effect to any adjustment pursuant to Section 2.05(4) of the Purchase Agreement for each Registrable Share held by such Notice Holder for each day that a registration statement has not been filed with respect to the period beginning on the 61st day following the occurrence of the Registration Default and ending on the date the Registration Default has ended.  The aggregate amount of payments under this first paragraph of Section 2(f) for all Registration Defaults shall not exceed $90 million dollars.  These amounts will be paid to the Notice Holders, in cash, on a weekly basis.  Notwithstanding the foregoing, the Company shall not be liable for any amounts under this Section 2(f) if the failure to file with the Commission a shelf registration statement covering the Notice Holders’ Registrable Shares within the time frame specified in Section 2(f) above is due solely to the Company’s previous independent registered public accounting firm’s failure to provide the Company in a timely manner any consent of such firm that must be filed as an exhibit to such registration statement.

The right to receive these payments shall be in addition to, and not in limitation of, all other remedies to which the Notice Holders may be entitled by reason of the Company’s failure to file with the Commission a shelf registration statement covering the Notice Holders’ Registrable Shares within the time frame specified in Section 2(a) above.

3.                                                               Registration Procedures.

The following provisions shall apply to the Shelf Registration Statement filed pursuant to Section 2:

(a)                                  The Company shall:

(i)                                     prepare and file with the Commission a registration statement with respect to the shelf registration on any form which may be utilized by the Company (which form the parties hereto agree will be Form S-3, pursuant to general instruction I.D thereto) and which shall permit the disposition of the Registrable Shares in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Shares;

(ii)                                  before filing the Shelf Registration Statement, furnish to counsel for ViroChem copies of all documents proposed to be filed and use reasonable best efforts to reflect in each such document when so filed with the Commission such comments as such counsel reasonably shall propose within two (2) Business Days of the delivery of such copies to such counsel;

(iii)                               use its reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

(iv)                              promptly notify the Notice Holders of Registrable Shares (A) when such Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any U.S. jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a “Material Event”) as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement or Prospectus no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading), (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(b) shall apply or (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder;

(v)                                 use its reasonable best efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

(vi)                              promptly furnish to each Notice Holder upon their request and without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Company shall have no obligation to deliver to Notice Holders a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Commission’s or the Company’s website;

(vii)                           during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Shares pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Shares (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Shares covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

(viii)                        use reasonable best efforts to list the Shares on the national securities exchange on which the Common Stock is listed, no later than the Effective Date and throughout the Effective Period, including paying all applicable listing fees;

(ix)                                use reasonable best efforts to ensure that the Registrable Shares may be cleared through the Depository Trust Company by no later than the Effective Date and throughout the Effective Period;

(x)                                   pay all applicable registration fees to the Commission with respect to the Shares covered by the Shelf Registration Statement by no later than the Effective Date;

(xi)                                file all documents required to be filed by the Company with the Commission pursuant to the Exchange Act throughout the Effective Period within the time periods prescribed by the rules and regulations of the Commission;

(xii)                             instruct the Company’s transfer agent and/or cause an opinion of counsel to be issued to the Company’s transfer agent stating that the Shares have been registered on the Shelf Registration Statement and may be transferred free of any restrictive legend, subject to any contractual restrictions on the transfer of such Shares;

(xiii)                          take all necessary actions to avoid being or becoming an “ineligible issuer” within the meaning of the rules and regulations of the Securities Act during the Effective Period;  and

(xiv)                         if at any time when the Company is required to re-evaluate its status as a well-known seasoned issuer (“WKSI”), the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 or, if not available, Form S-1 and keep such registration statement effective during the Effective Period (and extend the Effective Period by such number of days that the shelf registration statement is not effective).

(b)                                 Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, or (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company will (i) subject to the last sentence of this Section 3(b), as promptly as practicable prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, and in the case of a post-effective amendment to the Shelf Registration Statement, subject to the last sentence of this Section 3(b), use reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement and Prospectus is suspended (a “Deferral Notice” and, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended the “Deferral Period”).  The Company need not specify the nature of the event giving rise to a suspension in any Deferral Notice.  Each Holder agrees to hold any such Deferral Notice in confidence.  Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the

Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate.

(c)                                  Each Holder of Registrable Shares agrees that upon receipt of any Deferral Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Shares pursuant to the Shelf Registration Statement until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Shares pursuant to the Shelf Registration Statement may continue.  The Company shall use its best efforts to limit the length of each Deferral Period to ten (10) days. In no event may the total number of days in all Deferral Periods exceed thirty (30) days collectively.  In addition, the Effective Period will be lengthened by a number of days equal to the number of days in any Deferral Period.

(d)                                 The Company may require each Holder of Registrable Shares as to which any registration pursuant to Section 2 is being effected to furnish to the Company such information regarding such Holder and such Holder’s intended method of distribution of such Registrable Shares as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act.  Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Shares or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4.                                                               Holders’ Obligations.

(a)                                  Each Holder agrees, by acquisition of the Registrable Shares, that no Holder of Registrable Shares shall be entitled to sell any of such Registrable Shares pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence.  Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Shares as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments.  Each Holder further agrees not to sell any Registrable Shares pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof (or otherwise delivering a Prospectus in accordance with applicable law) and, following termination of the Effective Period, to notify the Company, within ten (10) Business Days of a request by the Company, of the amount of Registrable Shares sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Shares were so sold.

(b)                                 The Holders will not make any transfer or disposition of any of the Registrable Shares except in compliance with the Securities Act or pursuant to an exemption therefrom.

5.                                                               Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and stock exchange filing and listing fees and expenses, (b) all of the fees and expenses of the Company’s counsel, accountants and transfer agent related to the Shelf Registration Statement and Prospectus, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Shares and all other documents relating hereto and (d) the fees and disbursements of one counsel retained by all of the Holders (the “Holders Counsel”), not to exceed $20,000.  Notwithstanding the foregoing, the Holders of the Registrable Shares being registered shall pay all underwriting discounts and commissions and placement agent fees and commissions attributable to the sale of such Registrable Shares and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the Holders Counsel.

6.                                                               Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Holder, the directors, officers, employees and Affiliates of the Holder and each Person who controls such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission from any such document, in reliance upon and in conformity with written information provided by a Holder; provided further, that with respect to any untrue statement or omission of a material fact from any Prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder from whom the Person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Holder occurs under the circumstance that (y) the untrue statement or omission of a material fact from the Prospectus was corrected in an amendment or supplement in accordance with the terms of this Agreement and (z) there was not sent or given to such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of the Prospectus as amended or supplemented, unless such failure to deliver the Prospectus, as amended or supplemented, was a result of non-compliance by the Company with Section 3 provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Holder to the extent that any such loss, claim, damage or liability of or with respect to such Holder to any Person results from an offer or sale by the Holder of Shares during a Deferral Period if such Holder received a Deferral Notice prior to the making of such offer or sale.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)         Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement, and each Person, if any, who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any Prospectus forming part thereof or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished to the Company by such Holder in writing expressly for use in any such Shelf Registration Statement or Prospectus, and agrees to reimburse the Company, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Shares pursuant to such Shelf Registration Statement.  This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)          Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or investigation, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party has been materially prejudiced through the forfeiture by the indemnified party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b).  If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that an indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)         The provisions of this Section 6 and Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company,  or any of the indemnified parties referred to in this Section 6 and Section 7, and shall survive the sale by a Holder of Shares covered by the Shelf Registration Statement.

7.               Contribution.

If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and a Holder with respect to the sale by such Holder of Shares, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company, on the one hand, or to any information contained in the relevant Notice and Questionnaire supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Shares shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.                                                               Miscellaneous.

(a)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Majority Holders consent thereto in writing.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Shares are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Shares being sold by such Holders pursuant to the Shelf Registration Statement without the consent of the Majority Holders.

(b)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or other form of electronic transmission, or air courier guaranteeing next-day delivery:

(1)                                  If to the Company, initially at the address set forth in the Purchase Agreement;

(2)                                  If to the ViroChem Vendors, initially at the addresses set forth on Schedule A; and

(3)                                  If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one (1) Business Day after being delivered to a next-day air courier; five (5) Business Days after being deposited in the mail; and when receipt is acknowledged by the recipient’s electronic communication device, if sent by telecopier or other form of electronic transmission.

(c)                                  Successors and Assigns.  This Agreement shall be binding upon the Company, each ViroChem Shareholder and each of their respective successors and assigns.

(d)                                 Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof.

(g)                                 Remedies.  In the event of a breach by the Company or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(h)                                 Severability.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)                                     Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Shares, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling Person of any of the foregoing, and shall survive delivery of and payment for the Registrable Shares pursuant to the Purchase Agreement and the transfer and registration of Registrable Shares by such Holder.

(j)                                     Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of Shares is required hereunder, Shares held by the Company or its Affiliates (other than subsequent Holders of Shares if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)                                  Termination.   In the event that the Purchase Agreement shall be terminated in accordance with its terms prior to the closing of the acquisition contemplated thereby, this Agreement shall thereupon terminate.

(l)                                     Inconsistent Agreements.  The Company will not enter into any agreements which are inconsistent with, or which would prevent the satisfaction of its obligations under, this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

VERTEX PHARMACEUTICALS INCORPORATED

Per:	/s/ Ian F. Smith
Name: Ian F. Smith
Title: Executive Vice President and Chief Financial Officer

VIROCHEM PHARMA INC.

Per:	/s/ François Legault
Name: François Legault
Title: President

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC

Per:	/s/ Louis Lacasse
Name: Louis Lacasse
Title: President, 4258398 Canada Inc.

SHIRE CANADA INC.

Per:	/s/ Tatjana May
Name: Tatjana May
Title: EVP, General Counsel

VC, SOCIÉTÉ EN COMMANDITE

Per: 9184-4274 Quebec Inc., its general partner

Per:	/s/ Serge Lapointe
Serge Lapointe
Secretary and Director

Signature page of Registration Rights Agreement

1

BDC CAPITAL INC.

Per:	/s/ Denis Ho
Name: Denis Ho
Title: Managing Director

Per:	/s/ Jean Francois Pariseau
Name: Jean Francois Pariseau
Title: Director

/s/ Dr. Francesco Bellini
DR. FRANCESCO BELLINI

/s/ Dr. Gervais Dionne
DR. GERVAIS DIONNE

LES INVESTISSEMENTS F.M. LEGAULT INC.

Per:	/s/ François Legault
Name: François Legault
Title: President

/s/ Franklin M. Berger
FRANKLIN M. BERGER

POWER CORPORATION OF CANADA

Per:	/s/ Peter Kruyt
Name: Peter Kruyt
Title: Vice-President

Per:	/s/ Stephane Lemay
Name: Stephane Lemay
Title: Vice-President and Assistant General Counsel

Signature page of Registration Rights Agreement

2

VITUS INVESTMENTS III PRIVATE LIMITED

Per:	/s/ Ban Su-Mei
Name: Ban Su-Mei
Title: Director

VIROCHEM RENAISSANCE TRUST, FOR AND ON BEHALF OF THE BENEFICIARIES THEREUNDER

Per:	/s/ François Legault
Trustees: François Legault

Per:	/s/ Dr. Gervais Dionne
Trustees: Dr. Gervais Dionne

THERAPEUTIC RENAISSANCE TRUST, FOR AND ON BEHALF OF THE BENEFICIARIES THEREUNDER

Per:	/s/ François Legault
Trustees: François Legault

Per:	/s/ Dr. Gervais Dionne
Trustees: Dr. Gervais Dionne

Signature page of Registration Rights Agreement

3

/s/ Dr. Francesco Bellini
DR. FRANCESCO BELLINI

/s/ Dr. Gervais Dionne
DR. GERVAIS DIONNE

/s/ François Legault
FRANÇOIS LEGAULT

/s/ François Legault
ALEX CIMPOIA *

/s/ François Legault
DOMENIC DE LUCA *

/s/ François Legault
LAVAL CHAN *

/s/ François Legault
SYLVIE OUELLET *

/s/ François Legault
CHENGWEN REN *

/s/ François Legault
OLIVIER NICOLAS *

* By Power of Proxy and Mandate.

Signature page of Registration Rights Agreement

4

/s/ François Legault
CHARLES BLAIS *

/s/ François Legault
CONSTANTIN YANNOPOULOS *

/s/ François Legault
PIERO TRIGIANI *

/s/ François Legault
CHRISTOPHE MOINET *

/s/ François Legault
LILIANE HALAB *

/s/ François Legault
PAUL NGUYEN-BA *

/s/ François Legault
NATHALIE TURCOTTE *

/s/ François Legault
CAROLINE CADILHAC *

/s/ François Legault
IRINA MOTORINA *

* By Power of Proxy and Mandate.

Signature page of Registration Rights Agreement

5

/s/ François Legault
JOSÉE DUGAS *

/s/ François Legault
MONICA BUBENIK *

/s/ François Legault
RABINDRA REJ *

/s/ François Legault
LOUIS VAILLANCOURT *

/s/ François Legault
GUY FALARDEAU *

/s/ François Legault
JEAN BÉDARD *

/s/ François Legault
JULIE LAQUERRE *

/s/ François Legault
ISABELLE DESCHENES *

/s/ François Legault
CELINE LOCAS *

* By Power of Proxy and Mandate.

Signature page of Registration Rights Agreement

6

/s/ François Legault
BINGCAN LIU *

/s/ François Legault
MAUD DAVID *

/s/ François Legault
LUCILLE L’HEUREUX *

/s/ François Legault
THERESE GODBOUT *

/s/ François Legault
CAROLE CHAGNON *

/s/ François Legault
CARL POISSON *

/s/ François Legault
REAL DENIS *

/s/ François Legault
SANJOY KUMAR DAS *

/s/ François Legault
MARC COURCHESNE *

* By Power of Proxy and Mandate.

Signature page of Registration Rights Agreement

7

/s/ François Legault
DARIUS BILIMORIA *

/s/ François Legault
SUZANNE MAY *

/s/ François Legault
LYETTE GAUTHIER *

/s/ François Legault
MING-QIANG ZHANG *

/s/ François Legault
FILLIPO BELLINI *

/s/ François Legault
ROBERT BRAIS *

/s/ François Legault
CECILE LAJOIE *

/s/ François Legault
FRANCE DESROCHERS *

/s/ François Legault
NICOLAS GRIGNON *

* By Power of Proxy and Mandate.

Signature page of Registration Rights Agreement

8

/s/ François Legault
MOHAMMED DIALO *

/s/ François Legault
DANIELLE ETHIER *

/s/ François Legault
CHRISTINE AMNOTTE *

/s/ François Legault
NATHALIE CHAURET *

* By Power of Proxy and Mandate.

Signature page of Registration Rights Agreement

9

Schedule A

Schedule of ViroChem Vendors

Name	Registrable Shares

BDC Capital Inc.	908,319
Caisse de Dépôt et Placement du Quebec	1,513,864
Les Investissements F.M. Legault Inc.	90,834
Power Corporation of Canada	1,321,771
Shire Canada Inc.	1,951,225
Therapeutic Renaissance Trust	88,694
VC, Société en commandite	1,211,091
Vitus Investments III Private Limited	1,251,797
Amnotte, Christine	3,225
Bedard, Jean	24,189
Bellini, Filippo	2,418
Bellini, Francesco Dr.	311,869
Berger, Franklin M.	39,809
Bilimoria, Darius	11,288
Blais, Charles	12,094
Boivin, Isabel	806
Bourgault, Bernard	3,225
Brais, Robert	1,209
Bubenik, Monica	12,255
Cadilhac, Caroline	12,578
Chagnon, Carole	8,869
Chan Chun Kong, Laval	48,378
Chauret, Nathalie	32,252
Cimpoia, Alex	96,757
Clermont, Paule	3,225
Courchesne, Marc	14,352
Das, Sanjoy Kumar	15,642
David, Maud	10,804
De Luca, Domenic	43,540
Denis, Réal	15,642
Deschênes, Isabelle	14,513
Desrochers, France	1,612
Diallo, Mohamed	4,837
Dionne, Gervais	684,965
Dugas, Josée	11,127
Ethier, Daniéle	24,189
Falardeau, Guy	13,223
Fex, Pascal	806
Fournier, Lucie	403
Garceau, Denis	21,770
Gauthier, Lyette	4,031
Godbout, Thérèse	5,160
Grignon, Nicolas	4,031
Guastaferri, Monique	403
Halab, Liliane	12,739
Lajoie, Cécile	1,612
Lamarre, Daniel	16,126

A-1

Laquerre, Julie	8,063
Laterreur, Julie	806
Legault, François	448,834
L’Heureux, Lucille	11,933
Liu, Bingcan	12,578
Locas, Céline	40,315
May, Suzanne	12,094
Miletti, Tina	806
Moinet, Christophe	15,642
Motorina, Irina	15,803
Nguyen-Ba, Nghe	20,157
Nicolas, Olivier	14,513
Ouellet, Sylvie	5,482
Pereira, Oswy Zeno	4,837
Pernet, André Gerard	21,770
Plante, Sylvie	1,612
Poisson, Carl	11,933
Proulx, Louise	64,505
Reddy, Thumkunta Jagadeeswar	2,015
Rej, Rabindra	17,093
Ren, Chengwen	13,868
Roldan, Hector Ariel	1,612
Rus, Joseph	4,031
Salinas, Eliseo Oreste	24,189
Ste-Marie, Line	1,612
Thibert, Roch	12,901
Trigiani, Piero	9,998
Turcotte, Nathalie	12,739
Vaillancourt, Louis	15,481
Yannopoulos, Constantin	14,674
Zhang, Ming-Qiang	8,063
TOTAL SHARES:	10,733,527

A-2

Schedule B

Form of Selling Shareholder Notice and Questionnaire

Selling Shareholder Notice and Questionnaire

The undersigned beneficial holder of shares of common stock, par value $.01 per share (the “Registrable Shares”), of Vertex Pharmaceuticals Incorporated (the “Company”), understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Shelf Registration Statement”), for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Shares in accordance with the terms of the Registration Rights Agreement, dated March 12, 2009 (the “Registration Rights Agreement”), between the Company and all of the shareholders of ViroChem Pharma Inc. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Shares is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Shares pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Shares generally will be required to be named as a selling shareholder in the related Prospectus, deliver (or cause to be delivered) a Prospectus to purchasers of Registrable Shares and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).

Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling shareholders in the Prospectus and will not be permitted to sell any Registrable Shares pursuant to the Shelf Registration Statement.  Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire on or before the third (3rd) day prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling shareholders in the related Prospectus at the time the Shelf Registration Statement becomes effective.  Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable, make filings with the Commission as are necessary to permit such beneficial owner to deliver such Prospectus to purchasers of Registrable Shares, subject to certain limitations set forth in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Shelf Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Shares hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Shares beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company, each of its directors, each of its officers, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.                                       (a)                                  Full legal name of Selling Shareholder:

(b)                                 Full legal name of registered holder (if not the same as (a) above) through which Registrable Shares listed in Item (3) below are held:

(c)                                  Taxpayer identification number (for corporate entities) or social security number (if you are an individual) of Selling Shareholder:

2.                                       Address for notices to Selling Shareholder:

Telephone:

Fax:

Email:

Contact Person:

3.                                       Beneficial ownership of Registrable Shares:

(a)                                  Number of Registrable Shares beneficially owned: number of shares of Company common stock the undersigned received pursuant to the Purchase Agreement (as set forth in column 32 of Schedule 2.02(2)).

4.                                       Beneficial ownership of other securities of the Company owned by the Selling Shareholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SHARES LISTED ABOVE IN ITEM (3) (“OTHER SECURITIES”).

(a)                                  Type and amount of Other Securities of the Company beneficially owned by the Selling Shareholder:

(b)                                 CUSIP No(s). of such Other Securities beneficially owned:

5.                                       Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exceptions here:

6.                                       Nature of the Selling Shareholder:

(a)                                  Is the Selling Shareholder:

a reporting company under the Exchange Act?

Yes  ☐   No  ☐

a majority owned subsidiary of a reporting company under the Exchange Act?

Yes  ☐   No  ☐

or a registered investment company under the Investment Company Act?

Yes  ☐   No  ☐

If so, please state which one

If the entity is a majority owned subsidiary of a reporting company, identify the majority stockholder that is a reporting company.

If the entity is not any of the above, identify the natural person or persons having voting and investment control over the Company’s securities that the entity owns.

(b)                                 Is the Selling Shareholder a registered broker-dealer?

Yes  ☐   No  ☐

If yes, state whether the Selling Shareholder received the Registrable Shares as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.

State whether the Selling Shareholder is an affiliate of a broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s).  For purposes of this Item 6(b), an “affiliate” of a broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such broker-dealer, and does not include individuals employed by any such broker-dealers or by any of their affiliates.

Yes  ☐   No  ☐

If the answer is “Yes,” you must answer the following:

If the Selling Shareholder is an affiliate of a registered broker-dealer, the Selling Shareholder purchased the Registrable Shares (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Shares, had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Shares.

Yes  ☐   No  ☐

If the answer is “No,” state any exceptions here:

If the answer is “No,” this may affect your ability to be included in the Shelf Registration Statement.

7.                                       Plan of Distribution

Except as set forth below, the undersigned (including its donees, pledges, transferees and other successors in interest) intends to distribute the Registrable Shares listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Registrable Shares may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

(i)                                     on any national securities exchange or quotation service on which the Registrable Shares may be listed or quoted at the time of sale;

(ii)                                  in the over-the-counter market; or

(iii)                               in transactions otherwise than on such exchanges or services or in the over-the-counter market.

In connection with sales of the Registrable Shares or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Shares and deliver Registrable Shares to close out such short positions, or loan or pledge Registrable Shares to broker-dealers that in turn may sell such securities.

The undersigned may pledge or grant a security interest in some or all of the Registrable Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Shares from time to time pursuant to the

Prospectus. The undersigned also may transfer and donate the Registrable Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of the Prospectus.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Shares without the prior agreement of the Company.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules and regulations promulgated thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Shares pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Shareholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Shareholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:       , 2009

Beneficial Owner

By:
Name:
Title:

Please return the completed and executed Notice and Questionnaire by       , 2009 to:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, Massachusetts 02139

Attention: Omar White, Esq.

Facsimile: (617) 444-7117

Email: Omar_white@vrtx.com